                                                                    EXHIBIT 4.3

                                                                 EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into April 29, 1997, among PUEBLO XTRA INTERNATIONAL, INC., a Delaware corporation (the "Company"), and NATIONSBANC CAPITAL MARKETS, INC. and SCOTIA CAPITAL MARKETS, INC. (the "Initial Purchasers").

            This Agreement is made pursuant to the Purchase Agreement dated April 24, 1997 among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $85,000,000 principal amount of the Company's 9 1/2% Series B Senior Notes Due 2003 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Closing Date" shall have the meaning set forth in the Purchase Agreement.

            "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

            "Depositary" shall mean the Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

            "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

            "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

            "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Exchange Securities" shall mean 9 1/2% Series C Senior Notes Due 2003 issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of their original issue, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

            "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

            "Indenture" shall mean the Indenture relating to the Securities dated as of April 29, 1997 between the Company and United States Trust Company of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

            "Initial Purchaser" shall have the meaning set forth in the preamble.

            "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding applicable Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Registrable Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities when
      (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
      (iii) such Securities shall be eligible to be sold to the public pursuant to Rule 144(k) under the 1933 Act, (iv) such Securities shall have ceased to be outstanding or (v) such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer. All references to Registrable Securities in connection with a Shelf Registration Statement shall be deemed to refer to the Securities to which the obligation to file such Shelf Registration Statement applies, as provided in clause (A) of
      Section 2(b).

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, and (viii) any fees and disbursements of the underwriters customarily required to be paid by issuers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

            "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Securities" shall have the meaning set forth in the preamble.

            "SEC" shall mean the Securities and Exchange Commission.

            "Shelf Registration" shall mean a registration effected pursuant to
      Section 2(b) hereof.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

            2. Registration Under the 1933 Act. (a) Exchange

Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall (A) file on or prior to the 30th calendar day following the Closing Date an Exchange Offer Registration Statement with the SEC covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities,
(B) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective under the 1933 Act on or prior to the 90th calendar day following the Closing Date and (C) use its best efforts to consummate the Exchange Offer on or prior to the 120th calendar day following the Closing Date. Consummation of the Exchange Offer shall be deemed to have occurred upon the fulfillment by the Company of its obligations set forth in clauses (i) through
(v) of the second paragraph of this Section 2(a) and in clauses (i) through
(iii) of the third paragraph of this Section 2(a). The Exchange Securities will be issued under the Indenture. Promptly after the Exchange Offer Registration Statement is declared effective, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f))) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

            In connection with the Exchange Offer, the Company shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) keep the Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (iii) use the services of the Depositary for the Exchange Offer;

            (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged; and

            (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

            As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

            (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

            (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

            Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of its original issue. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that
(i) it is not an affiliate of the Company, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of its business and (iii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right at the Initial Purchasers' expense to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

            (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 120 days after the Closing Date, or (iii) upon the request, received no later than 30 days after the Exchange Offer is consummated, of any Holder (other than an Initial Purchaser) who is not eligible to participate in the Exchange Offer and so notifies the Company setting forth the reason for such ineligibility or (iv) upon the request, received no later than 30 days after the Exchange Offer is consummated, of any Initial Purchaser (with respect to any Registrable Securities which it acquired directly from the Company) who holds Registrable Securities which it acquired directly from the Company if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Exchange Offer, the Company shall, at its expense,

            (A) as promptly as practicable, and in any event on or prior to the 30th calendar day after the occurrence of the event described in clause
      (i) or (ii) above or the receipt by the Company of the notice described in clause (iii) or (iv) above, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities, in the case of clause (i) or (ii) above, held by all Holders and, in the case of clause (iii) or (iv) above, held by the requesting Holders, from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to the 45th day after such filing occurs. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration

      Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Initial Purchaser after completion of the Exchange Offer.

            (B) keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

            (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

            The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

            (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders (including the Initial

Purchasers) for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

            (d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

            (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

            (e) Increase in Interest Rate. In the event that either (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 30th calendar day following the Closing Date or (ii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 120th calendar day following the Closing Date, the interest rate borne by the Securities will be increased by 0.25% per annum for the first 30 days following the 30-day period referred to in clause (i) above or the first 90 days following the 120-day period referred to in clause (ii) above. Such interest will be increased by an additional 0.25% per annum at the beginning of each subsequent 30-day period in the case of clause (i) above or 90-day period in the case of clause (ii) above; provided, however, that in no event will the interest rate borne by the Securities by increased by more than 1.50% per annum. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by the Securities from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate; provided, however, that, if after such reduction in interest rate, a different event specified in clause (i) or (ii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

            (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

            3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

            (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

            (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of
      Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

            (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for the Initial Purchasers promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

            (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

            "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

            (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless they elect not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

            (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer; and

            (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

            (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

            (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

            (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

            (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees forthwith upon receipt of such notice to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

            (l) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

            (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                  (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings as may be reasonably requested by such Holders and underwriters;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                  (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                  (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters; and

                  (vi) deliver such documents and certificates as
            may be reasonably requested and as are customarily delivered in similar offerings.

      The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
      (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

            (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement;

            (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities and their counsel and to the underwriter or underwriters of an underwritten offering of Registrable

      Securities, if any, and make such changes in any such document prior to the filing thereof as the Majority Holders, their counsel and any underwriter may promptly and reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be promptly and reasonably requested by the Majority Holders or any underwriter and shall not at any time make any filing of any such document of which such Majority Holders and their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Majority Holders and their counsel or any underwriter shall reasonably object;

            (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

            (r) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

            (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

            (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

            In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

            In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) hereof, such

Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions, provided that in no event shall such extension extend beyond the second anniversary of the Closing Date.

            4. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. The Company shall have the right to select an investment banker to act as co-manager reasonably acceptable to the Majority Holders.

            No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            5. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities (including any Initial Purchaser and Participating Broker-

Dealers) their respective affiliates and their respective directors, officers, employees and agents, and each Person who controls any of such parties within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein.

            (b) Each Holder of Securities covered by a Registration Statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of the directors of the Company, (iii) each of the officers of the Company who signs such Registration Statement and (iv) each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and each Person who controls an Initial Purchaser within the meaning of either the 1933 Act or the 1934 Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, or (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Holders and each Person who controls a Holder within the meaning of either the 1933 Act or the 1934 Act, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by NationsBanc Capital Markets, Inc. In such case involving the Holders and Persons who control the Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 20 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the proposed terms of such settlement at least five days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall any Holder be responsible, in the aggregate, for any amount in excess of the amount by which (i) the total price at which the Securities it has registered were offered to investors in the initial placement of such Securities, or in the case of Exchange Securities, the price applicable to the Securities that were exchangeable into such Exchange Securities, exceeds
(ii) the amount of any Losses that such Holder has otherwise been required to pay. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement (before deducting expenses) of the Securities as set forth on the cover page of the Offering Memorandum relating to the Securities. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum relating to the Securities, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the 1933 Act. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale by a Holder of Securities covered by a Registration Statement.

            6. Miscellaneous. (a) Rule 144 and Rule 144A. The Company covenants that if it ceases to be required to file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and (iii) take such further action as is required of an issuer by the 1933 Act or the rules and regulations adopted by the SEC thereunder to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

            (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

            (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to an Initial Purchaser, the address set forth in the Purchase Agreement and with respect to any Holder thereafter, the address for such Holder in the Company's Security Register; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(d).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

            (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder. Any Holder (other than any Initial Purchaser) who benefits from any of the provisions hereof or who elects to exercise any rights provided to the Holders hereunder shall be deemed to have assumed the Holders' obligations and agreed to all the agreements of the Holders hereunder and it shall be a condition to the inclusion of any Holders' (other than the Initial Purchasers) Securities in a Shelf Registration Statement for such Holder to execute and deliver to the Company, upon written request of the Company, an express written agreement to such effect.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                    PUEBLO XTRA INTERNATIONAL, INC.


                                    By:  /s/  William T. Keon, III
                                       ----------------------------
                                       Name:  William T. Keon, III
                                       Title: President and Chief
                                              Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

NATIONSBANC CAPITAL MARKETS, INC.


By:  /s/   James G. Rose, Jr.
    -------------------------
    Name:  James G. Rose, Jr.
    Title: Managing Director


SCOTIA CAPITAL MARKETS (USA), INC.


 By:  /s/  Steve Ezzes
    -------------------------
    Name:  Steve Ezzes
    Title: Managing Director